Exhibit 4.1

BRAEMAR HOTELS & RESORTS INC.

as Issuer

AND

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of May 18, 2021

4.50% Convertible Senior Notes due 2026

TABLE OF CONTENTS

Section 7.04.	Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes	24
Section 7.05.	Monies and Shares of the Common Stock to Be Held in Trust	24
Section 7.06.	Compensation and Expenses of Trustee	24
Section 7.07.	Officers’ Certificate as Evidence	24
Section 7.08.	Eligibility of Trustee	25
Section 7.09.	Resignation or Removal of Trustee	25
Section 7.10.	Acceptance by Successor Trustee	25
Section 7.11.	Succession by Merger, Etc.	26

Article 8 CONCERNING THE HOLDERS		26

Section 8.01.	Action by Holders	26
Section 8.02.	Proof of Execution by Holders	26
Section 8.03.	Who Are Deemed Absolute Owners	26
Section 8.04.	Company-Owned Notes Disregarded	26
Section 8.05.	Revocation of Consents; Future Holders Bound	27

Article 9 [RESERVED]		27

Article 10 SUPPLEMENTAL INDENTURES		27

Section 10.01.	Supplemental Indentures Without Consent of Holders	27
Section 10.02.	Supplemental Indentures with Consent of Holders	27
Section 10.03.	Effect of Supplemental Indentures	28
Section 10.04.	Notation on Notes	28
Section 10.05.	Trustee to Sign Amendments	29

Article 11 CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE		29

Section 11.01.	Company May Consolidate, Merge, etc., on Certain Terms	29
Section 11.02.	Successor Entity to Be Substituted	29
Section 11.03.	Opinion of Counsel to Be Given to Trustee	29

Article 12 IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS		30

Section 12.01.	Indenture and Notes Solely Corporate Obligations	30

Article 13 [RESERVED]		30

Article 14 CONVERSION OF NOTES		30

Section 14.01.	Right to Convert	30
Section 14.02.	Exchange in Lieu of Conversion	31
Section 14.03.	Conversion Procedure	31
Section 14.04.	Settlement Upon Conversion	33
Section 14.05.	Adjustment of Conversion Rate	35
Section 14.06.	Discretionary and Voluntary Adjustments	40
Section 14.07.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes, Notices of Redemption or Issuer Conversion Notices	41
Section 14.08.	Effect of Recapitalizations, Reclassifications and Changes of the Shares of the Common Stock	42
Section 14.09.	Certain Covenants	43
Section 14.10.	Responsibility of Trustee	44
Section 14.11.	Poison Pill	44
Section 14.12.	Ownership Limit	44
Section 14.13.	Deferral of Adjustments	44
Section 14.14.	Limitation on Adjustments	44
Section 14.15.	Notice to Holders	44
Section 14.16.	Issuer Conversion	45
Section 14.17.	Restrictions on Issuer Conversion	47

Article 15 REPURCHASE OF NOTES AT OPTION OF HOLDERS		47

Section 15.01.	[Reserved.]	47
Section 15.02.	Purchase at Option of Holders Upon a Fundamental Change	47
Section 15.03.	Effect of Fundamental Change Purchase Notice	48
Section 15.04.	Withdrawal of Fundamental Change Purchase Notice	48
Section 15.05.	Deposit of Fundamental Change Purchase Price	49
Section 15.06.	Notes Purchased in Whole or in Part	49
Section 15.07.	Covenant to Comply with Applicable Laws Upon Purchase of Notes	49

EXHIBIT

Exhibit A	[Form of Face of Note]

SCHEDULE

Schedule A	Schedule of Increases and Decreases of Notes

ATTACHMENTS

Attachment 1	[Form of Notice of Conversion]

Attachment 2	[Form of Fundamental Change Purchase Notice]

Attachment 3	[Form of Assignment and Transfer]

INDENTURE dated as of May 18, 2021 among BRAEMAR HOTELS & RESORTS INC., a Delaware limited partnership, as issuer (the “Company,” as more fully set forth in Section 1.01 hereof), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01 hereof).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Company’s 4.50% Convertible Senior Notes due 2026 (hereinafter called the “Notes”).

Article 1
DEFINITIONS

Section 1.01.          Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06 or Section 6.03.

“Additional Shares” shall have the meaning specified in Section 14.07(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” shall have the meaning specified in Section 17.17.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Bid Solicitation Agent” means the Company or such other Person as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(2) hereof. Initially, the “Bid Solicitation Agent” means the Company.

“Board of Directors” means the board of directors of the Company, or other body with analogous authority with respect to the Company, or any duly authorized committee of that board or body.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Settlement” shall have the meaning specified in Section 14.04(a).

“Clause A Distribution” shall have the meaning specified in Section 14.05(c).

“Clause B Distribution” shall have the meaning specified in Section 14.05(c).

“Clause C Distribution” shall have the meaning specified in Section 14.05(c).

“Close of Business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 14.04(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means, subject to Section 14.08, the common stock of the Company, par value $0.01 per share, authorized at the date of this instrument as originally executed.

“Common Stock Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(d).

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Vice Chairman, its Chief Financial Officer or a Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 14.02(a).

“Conversion Date” shall have the meaning specified in Section 14.03(d).

“Conversion Obligation” has the meaning specified in the definition of “Conversion Rate.”

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 157.7909 shares of the Common Stock, subject to adjustment as provided in Article 14, per $1,000 principal amount of Notes, in accordance with the settlement provisions of Section 14.04 (the “Conversion Obligation”).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank National Association, EX-NY-WALL 100 Wall Street, Suite 600, New York, NY 10005 Attention: Global Corporate Trust & Custody, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, one-fortieth (1/40th) of the product of (i) the Conversion Rate on such Trading Day and (ii) the Daily VWAP for such Trading Day.

“Daily Measurement Value” has the meaning specified in the definition of “Daily Settlement Amount.”

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Observation Period, shall consist of:

(1)             cash in an amount equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying the Company’s chosen settlement method (the “Specified Dollar Amount”), if any, divided by 40 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such Trading Day; and

(2)             if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of the Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BHR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Purchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Institution” shall have the meaning specified in Section 14.02(a).

“Effective Date” shall have the meaning specified in Section 14.07(c).

“Eligible Market” shall have the meaning specified in Section 14.16(c).

“Equity Conditions” shall have the meaning specified in Section 14.16(c).

“Equity Conditions Measuring Period” shall have the meaning specified in Section 14.16(c).

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.02(a).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1)             any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or its Subsidiaries and the Company’s or its Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(2)             the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share conversion or reclassification or similar transaction between the Company and another person (other than any of the Company’s Subsidiaries), in each case pursuant to which the shares of the Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Company’s Common Equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the continuing or surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change the Company’s jurisdiction of formation and that results in a share conversion or reclassification or similar conversion of the outstanding Common Stock solely into shares of the Common Stock of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another person (other than any of the Company’s Subsidiaries);

(3)             the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (2) above); or

(4)             the shares of the Common Stock (or other Common Equity underlying the Notes) ceases to be listed or quoted on any of the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”) or The Nasdaq Stock Market (“Nasdaq”) (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the shares of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of the common stock or common equity interests that are traded on the NYSE, the NYSE American or Nasdaq (or any of their respective successors) or that will be so traded when issued or converted in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above (“Publicly Traded Notes”), and as a result of such transaction or transactions, the Notes become convertible into or by reference to such Publicly Traded Notes, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 14.03, 14.05 and 14.07), such event shall not be a “Fundamental Change.”

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(b).

“Fundamental Change Expiration Time” shall have the meaning specified in Section 15.02(a)(i).

“Fundamental Change Purchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Purchase Notice” shall have the meaning specified in Section 15.02(a)(i).

“Fundamental Change Purchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” means a Note which is executed by the Company and authenticated and delivered to or on behalf of the Depositary or its nominee, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent the amount of uncertificated Notes as specified therein.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchaser” means UBS Securities LLC.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each June 1 and December 1 of each year, beginning on December 1, 2021.

“Issue Date” means, with respect to the Notes, May 18, 2021.

“Issuer Conversion Date” shall have the meaning specified in Section 14.16(b).

“Issuer Conversion Notice” shall have the meaning specified in Section 14.16(b).

“Issuer Conversion Option” shall have the meaning specified in Section 14.16(a).

“Last Reported Sale Price” per share of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the shares of the Common Stock are traded. If the shares of the Common Stock are not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the shares of the Common Stock are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices per share of the Common Stock on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Legend Removal Deadline” shall have the meaning specified in Section 4.06(e).

“Make-Whole Fundamental Change” means any event that is a Fundamental Change, after giving effect to any exceptions to or exclusions from the definition thereof but without regard to the exclusion in subsection (i) of clause (2) of the definition thereof.

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.07(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means, with respect to any Note and the payment of the principal amount thereof, June 1, 2026.

“Merger Event” shall have the meaning specified in Section 14.08(a).

“Non-Recourse Indebtedness” means indebtedness the terms of which provide that the lender’s claim for repayment of such indebtedness is limited solely to a claim against the property of, or equity interests in, the Company’s subsidiary that owns such property which secures such indebtedness; provided that recourse obligations or liabilities of the issuer or any of its other subsidiaries solely for customary carve out matters in respect of any indebtedness will not prevent indebtedness from being classified as Non-Recourse Indebtedness.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice” shall have the meaning specified in Section 17.11.

“Notice of Conversion” shall have the meaning specified in Section 14.03(d)(1).

“Observation Period” with respect to any Note surrendered for conversion means:

(1)             subject to clause (2) below, if the relevant Conversion Date occurs prior to the 41st Trading Day prior to the Maturity Date, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date;

(2)             if the relevant Conversion Date occurs on or after the date of issuance by the Company of a Redemption Notice or an Issuer Conversion Notice and prior to the related Redemption Date or Issuer Conversion Date, as the case may be, the 40 consecutive Trading Day period beginning on and including the 41st Scheduled Trading Day immediately preceding such Redemption Date or Issuer Conversion Date, as the case may be; and

(3)             if the relevant Conversion Date occurs on or after the 41st Trading Day prior to the Maturity Date, the 40 consecutive Trading Day period beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated May 12, 2021, as supplemented by the related pricing term sheet dated March 13, 2021, relating to the offering and sale of the Notes.

“Officer” means any person holding any of the following positions with the Company: the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer, and the Secretary.

“Officers’ Certificate,” when used with respect to the Company, means a certificate signed by any two Officers or by one such Officer and any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Trustee.

“Open of Business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the the Company, or other counsel reasonably acceptable to the Trustee.

“Optional Redemption” shall have the meaning specified in Section 16.01.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)              Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)              Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)              Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)              Notes converted pursuant to Article 14 and required to be canceled pursuant to Section 2.08; and

(e)              Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Notes have consented to any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Notes held for the account of the Company, any of its subsidiaries or any of its affiliates shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such consent, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 14.04(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means that certain Purchase Agreement, dated as of May 13, 2021, among the Company and the Initial Purchaser.

“Record Date” means, except to the extent otherwise provided under Section 4.04(c) hereof, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock (or any other applicable security) have the right to receive any cash, securities or other property or in which shares of Common Stock (or any other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of shares of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Redemption Period” means the period from, and including, the date of a Redemption Notice until the Close of Business on the Scheduled Trading Day immediately preceding the related Redemption Date.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes and will not include accrued and unpaid interest on such Note to, but excluding, such redemption date).

“Reference Property” shall have the meaning specified in Section 14.08(a).

“Regular Record Date,” means, with respect to any Interest Payment Date, the May 15 (whether or not a Business Day) or the November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c). “Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which shares of the Common Stock are listed or admitted for trading. If shares of the Common Stock are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” shall have the meaning specified in Section 14.04(a)(4).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Share Price” shall have the meaning specified in Section 14.07(c).

“Significant Subsidiary” means, with respect to any person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as in effect on the original date of issuance of the Notes.

“Specified Dollar Amount” means, with respect to any conversion of Notes, $1,000 or such larger dollar amount expressed as the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified by the Company in the notice specifying the Company’s chosen Settlement Method.

“Spin-Off” shall have the meaning specified in Section 14.05(c).

“Subsidiary means, with respect to the Company, a Person a majority of the outstanding voting stock of which is owned or controlled, directly or indirectly, by the Company, or by one or more other Subsidiaries of the Company. For the purposes of this definition, “voting stock” means having the voting power for the election of directors, general partners, trustees, managing members or Persons performing similar functions, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Successor Entity” shall have the meaning specified in Section 11.01(a).

“Trading Day” means a day on which: (1) there is no Market Disruption Event; and (2) trading in shares of the Common Stock generally occurs on the NYSE or, if shares of the Common Stock are not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which shares of the Common Stock are then listed or, if shares the Common Stock are not then listed on a U.S. national or regional securities exchange, on the principal other market on which shares of the Common Stock are then listed or admitted for trading. If shares of the Common Stock are not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected for this purpose by the Company; provided, that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price per share of the Common Stock and (ii) the applicable Conversion Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when it is required to, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and it fails to make such determination, then, in either case, the trading price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price per share of the Common Stock and (ii) the applicable Conversion Rate on each Trading Day of such failure.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.05(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Valuation Percentage” shall have the meaning specified in Section 14.08(e)(1).

“Valuation Period” shall have the meaning specified in Section 14.05(c).

Section 1.02.          References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.06 or Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Article 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.          Designation and Amount. The Notes shall be designated as the “4.50% Convertible Senior Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $86,250,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of other Notes, or in exchange for other Notes, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.03 and Section 15.04.

Section 2.02.          Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, and the Holders, by their acceptance of the Notes, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, changes or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges for other Notes permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03.          Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b)              The Company will pay the principal of, the Redemption Price or Fundamental Change Purchase Price for any Physical Note to the Holder of such Note in cash at the designated office of the Paying Agent at 100 Wall Street, New York, New York 10005 in the Borough of Manhattan in The City of New York, New York, prior to 11:00 a.m. New York City time on the relevant payment date. The Company will pay any interest on any Physical Note to the Holder of such Note by check mailed to such Holder’s registered address or, if such Holder delivers to the Note Registrar a written request on or prior to a Regular Record Date that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Note Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, the Redemption Price or Fundamental Change Purchase Price for any Global Note to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c)              Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)             The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon, the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 5 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)            The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.          Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, electronic or facsimile signature of an Officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05.          Exchange of Notes for Other Notes and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange for other Notes, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange of Notes for other Notes or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange under this Section 2.05 or register a transfer of (i) any Notes surrendered for conversion in accordance with Article 14 or, if a portion of any Note is surrendered for conversion in accordance with Article 14, such portion thereof surrendered for conversion in accordance with Article 14, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16.

All Notes issued upon any registration of transfer of Notes or exchange of Notes for other Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer of Notes or exchange of Notes for other Notes.

(b)              So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange in accordance with this Section 2.05 of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary therefor.

(c)              Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any shares of the Common Stock issued upon conversion of the Notes in accordance with Article 14 that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing such Note shall bear a legend in substantially the following form unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)            REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)            AGREES FOR THE BENEFIT OF BRAEMAR HOTELS & RESORTS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)         TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)          PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)          TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT.

No transfer of any Note will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange for another Note to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing after a registration statement, if any, with respect to the Notes or any shares of the Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Notes pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)              Until the date (the “Common Stock Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the issuance date of the relevant shares of the Common Stock or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any stock certificate representing shares of the Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such shares of the Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or such shares of the Common Stock have been transferred pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for shares of the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)            REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)            AGREES FOR THE BENEFIT OF BRAEMAR HOTELS & RESORTS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)         TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)          PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)          TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)          PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such shares of the Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of the Common Stock for exchange in accordance with the procedures of the transfer agent for shares of the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of the Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d). The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06.          Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion, redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion, redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.          Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08.          Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, conversion, redemption, registration of transfer of Notes or exchange of Notes for other Notes or in accordance with Article 14, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and shall deliver a certificate of such disposition to the Company, at the Company’s written request.

Section 2.09.          CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notices shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10.          Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties pursuant to private agreements, including by cash-settled swaps or other cash-settled derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.11.          Ranking. The obligations of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitute and shall constitute a general unsecured senior obligation of the Company, ranking equally with existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any existing and future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

Article 3

SATISFACTION AND DISCHARGE

Section 3.01.          Satisfaction and Discharge of the Indenture. When (i) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered or paid pursuant to Section 2.06) and not theretofore canceled, or (ii) all such Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Redemption Date, on any Issuer Conversion Date, on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash and/or (in the case of conversion) shares of the Common Stock sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered or paid pursuant to Section 2.06) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture shall cease to be of further effect with respect to the Notes (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee under the Indenture), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on the Notes have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Notes; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture or the Notes.

Section 3.02.          Deposited Monies to Be Held in Trust by Trustee. Subject to Section 4.04(d) hereof, all monies and shares of the Common Stock, if any, deposited with the Trustee pursuant to Section 3.01 hereof shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shares of the Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or settlement of which such monies or shares of the Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 3.03.          Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of the Indenture with respect to the Notes, all monies and shares of the Common Stock, if any, then held by any Paying Agent (if other than the Trustee) with respect to the Notes shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of the Common Stock.

Section 3.04.          Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of the Common Stock in accordance with Section 3.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of the Common Stock in accordance with Section 3.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or shares of the Common Stock, if any, held by the Trustee or Paying Agent.

Article 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.          Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02.          Maintenance of Office or Agency. The Company will maintain in the continental United States an office or agency where the Notes may be surrendered for registration of transfer of Notes or exchange of Notes for other Notes or for presentation for payment or repurchase (“Paying Agent”) or for conversion in accordance with Article 14 (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the continental United States where Notes may be surrendered for registration of transfer of Notes or exchange of Notes for other Notes or for presentation for payment or repurchase or for conversion in accordance with Article 14.

Section 4.03.          Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.          Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)             that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)            that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)           that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)              If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)              Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)              Any money and shares of the Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall, subject to applicable escheat laws, be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of the Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that prior to the Trustee or such Paying Agent making any such repayment, the Company shall publish in a newspaper of general circulation in New York City or publish such information on the Company’s website or through such other public medium as the Company deems appropriate at that time, a notice that such money and shares of the Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of the Common Stock then remaining will be repaid or delivered to the Company.

Section 4.05.          Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 4.06.          Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of the Common Stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly furnish to the Holders, beneficial owners and prospective purchasers of the Notes and of any shares of the Common Stock delivered upon conversion of the Notes, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes and such shares of the Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of the Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(b)              The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred.

(c)              Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with such covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture or participate in any conference calls.

(d)              If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding). As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)              If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 365th day (the “Legend Removal Deadline”) after the last date of original issuance of the Notes (unless such Legend Removal Deadline falls between a Regular Record Date and an Interest Payment Date, in which case the Legend Removal Deadline shall be the 10th day following the relevant Interest Payment Date), the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes.

(f)               Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

Section 4.07.          Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.          Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officers’ Certificate stating (1) that a review has been conducted of the activities of the Company, its Subsidiaries and of the Company and their respective performance under this Indenture and (2) that the Company has fulfilled all obligations under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) or specifying any Event of Default and the nature thereof.

In addition, the Company shall deliver to the Trustee within 30 days after an Officer of the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09.          Additional Interest Notice. If Additional Interest is payable by the Company pursuant to Section 4.06 or Section 6.03, the Company shall deliver to the Trustee at least ten (10) calendar days prior to the applicable payment date an Officers’ Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee promptly following such payment an Officers’ Certificate setting forth the particulars of such payment.

Section 4.10.          Covenant to Take Certain Actions. Before taking any action which would cause an adjustment to the Conversion Rate such that the Conversion Price per share of the Common Stock issuable upon conversion of the Notes would be less than the par value of shares of the Common Stock, the Company shall take all corporate actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue shares of the Common Stock at such adjusted Conversion Rate.

Article 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01.          Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 10 days after each May 15 and November 15 in each year beginning with November 15, 2022, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02.          Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article 6
DEFAULTS AND REMEDIES

Section 6.01.          Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)              default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)              default in the payment of the principal of any Note (including the Fundamental Change Purchase Price) when due and payable on the Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;

(c)              default in the payment of the Redemption Price upon an Optional Redemption of the Notes under Article 16;

(d)              failure by the Company to comply with its obligation to convert the Notes in accordance with the terms of this Indenture upon exercise of a Holder’s conversion right, and such default continues for five Business Days;

(e)              failure by the Company to comply with its obligations under Article 11;

(f)               failure by the Company to issue a notice in accordance with the provisions of Section 15.02(b) or notice of a specified corporate transaction in accordance with the provisions of Section 14.01(b)(2) or Section 14.01(b)(3);

(g)              failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding (a copy of which notice, if given by Holders, must also be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically provided for or that is not applicable to the Notes), which notice shall state that it is a “Notice of Default” hereunder;

(h)              failure by the Company or any of its Subsidiaries, including the Company, to pay beyond any applicable grace period, or the acceleration of, indebtedness (other than Non-Recourse Indebtedness) of the Company or any of the Company’s Subsidiaries in an aggregate amount greater than $25,000,000 (or its foreign currency equivalent at the time);

(i)               a final judgment or judgments for the payment of $25,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its Subsidiaries (other than a judgment solely in respect of Non-Recourse Indebtedness solely against the obligors, in respect of such Non-Recourse Indebtedness), which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(j)               the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of the Company’s or such Significant Subsidiary’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(k)              an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.02.          Acceleration; Rescission and Annulment.

(a)              If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately.

(b)              If an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Notes shall be immediately due and payable.

Section 6.03.          Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) (a “Reporting Event of Default”) shall after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding the first 90 days of the 180-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the Outstanding principal amount of the Notes for the last 90 days of such 180-day period as long as such Event of Default is continuing beginning on and including the 91st day after such Event of Default. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes; provided that in no event shall Additional Interest pursuant to this Section 6.03 accrue at a rate, in the aggregate, in excess of 0.50% per annum regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest pursuant to this Section 6.03. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elects to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02. If the Company elects to pay additional interest in accordance with this Section 6.03, the Company shall deliver to the Trustee an Officer’s Certificate (upon which the Trustee may rely conclusively) to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until the Trustee receives such Officer’s Certificate, the Trustee may assume without inquiry that no such Additional Interest is payable and the Trustee shall not have any duty to verify the Company’s calculations of Additional Interest.

In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in Section 6.02.

Section 6.04.          Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated. Until such demand by the Trustee, the Company may pay the principal and interest, if any, on the Notes to the registered Holders, whether or not the Notes are overdue.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05.          Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Purchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Purchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price the Fundamental Change Purchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06.          Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Purchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)              such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)              Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)              such Holder or Holders shall have offered to the Trustee such indemnity or security reasonably satisfactory to it against any costs, liabilities or expenses to be incurred in compliance with such request;

(d)              the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)              during such 60-day period, no direction that is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Purchase Price, the Redemption Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07.          Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08.          Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any continuing Default or continuing Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09.          Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including the Redemption Price or the Fundamental Change Purchase Price) of, the Notes when due that has not been cured, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10.          Notice of Defaults. The Trustee shall, within 90 days after a Responsible Officer has received written notice of the occurrence and continuance of a Default, send to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all such Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Purchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11.          Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Purchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

Article 7

CONCERNING THE TRUSTEE

Section 7.01.          Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against all losses and expenses that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)           prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)            the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)           whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(e)           the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)            in the absence of specific written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such specific written investment direction from the Company; and

(g)           in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02.          Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)           the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company or the Company;

(c)           the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)            the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)           in no event shall the Trustee be liable for any indirect, special, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h)           the Trustee shall not be charged with knowledge of any Default, Event of Default or any other default with respect to the Notes, unless written notice from the Company or any Holder of the Notes of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee;

(i)            the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(j)            the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(k)           Unless a Responsible Officer of the Trustee has received an Officer’s Certificate with respect thereto, the Trustee may assume that no Additional Interest is owed on the Notes.

Section 7.03.          No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04.          Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05.          Monies and Shares of the Common Stock to Be Held in Trust. All monies and shares of the Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of the Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or shares of the Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06.          Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors or employees, or such authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07.          Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, willful misconduct and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08.          Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09.          Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days, the resigning Trustee may, upon 10 Business Days’ notice to the Company, petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)           In case at any time any of the following shall occur:

(i)            the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)           the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)           The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within 10 days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(b) provided, may, at the expense of the Company, petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)           Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10.             Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11.          Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Article 8

CONCERNING THE HOLDERS

Section 8.01.          Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action.

Section 8.02.          Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03.          Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of the Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04.          Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary of the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary of the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary of the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05.          Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9

[RESERVED]

Article 10

SUPPLEMENTAL INDENTURES

Section 10.01.        Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)              to conform the provisions of this Indenture or the Notes to the description thereof in the Offering Memorandum;

(b)              to evidence the succession by a Successor Entity and to provide for the assumption by a Successor Entity of the Company’s obligations under the Indenture and the Notes, as applicable;

(c)              to add guarantees with respect to the Notes;

(d)              to secure the Notes;

(e)              to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or to surrender any right or power conferred upon the Company by the Indenture;

(f)               (i) to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes or (ii) to make any other change that does not adversely affect the rights of any Holder in any material respect;

(g)              to provide for a successor Trustee; or

(h)              to comply with the Applicable Procedures of the Depositary.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.        Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)              reduce the percentage in aggregate principal amount of Notes outstanding necessary to waive any past Default or Event of Default;

(b)              reduce the rate of interest on any Note or change the time for payment of interest on any Note;

(c)              reduce the principal of any Note or change the Maturity Date;

(d)              change the place or currency of payment on any Note;

(e)              make any change that impairs or adversely affects the conversion rights of any Notes;

(f)               reduce the Redemption Price, Conversion Price or make any other change to the provisions of Article 14 or Article 16 that is materially adverse to Holders in any way;

(g)              reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the rights of the Holders of the Notes the Company’s obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(h)              impair the right of any Holder of Notes to receive payment of principal of, and interest, if any, on, its Notes, or the right to receive payment of cash and, if applicable, shares of the Common Stock or other consideration, together with cash in lieu thereof in respect of any fractional shares, due upon conversion of its Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Notes;

(i)               modify the ranking provisions of the Indenture in a manner that is adverse to the rights of the Holders of the Notes; or

(j)               make any change to the provisions of this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.09 if such change is adverse to the rights of Holders of the Notes.

It shall not be necessary for any act or consent of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall send to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03.        Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.        Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05.        Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant hereto if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall receive and shall be fully protected in relying upon, in addition to the documents required by Section 17.05, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this indenture.

Article 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.        Company May Consolidate, Merge, etc., on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)              the Company shall be the surviving Person or the resulting, surviving or transferee Person (the “Successor Entity”), and if not the Company, shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Entity (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture as applicable to the Notes (and, if such Successor Entity is not a corporation, then such Successor Entity will cause a corporate co-issuer organized and existing under the laws of the United States of America, any State thereof or the District of Columbia to become a co-obligor on the Notes); and

(b)              immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

Section 11.02.        Successor Entity to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (including any Fundamental Change Purchase Price), the Redemption Price (if applicable) of, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Entity (if not the Company) shall succeed to and, shall be substituted for the Company and may exercise every right and power of, the Company under the Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Entity, if a successor to the Company, thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03.        Opinion of Counsel to Be Given to Trustee. In the case of any such amalgamation, merger, consolidation, conveyance, transfer or lease, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

Article 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.        Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company (as the case may be) or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability, including, without limitation, any such liability of the Company for the obligations of the Company hereunder or under any Note, is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article 13

[RESERVED]

Article 14

CONVERSION OF NOTES

Section 14.01.        Right to Convert. (a) Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to convert its Notes, or any portion of its Notes such that the principal amount that remains outstanding of each Note that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof, for the Settlement Amount determined in accordance with Section 14.04(a) hereof, prior to the Close of Business on the Business Day immediately preceding the Maturity Date.

(b)              (1) If the Company calls any or all Notes for Optional Redemption pursuant to Article 16 hereof prior to the Close of Business on the Business Day immediately preceding the Maturity Date, then a Holder may surrender all or any portion of its Notes for conversion at any time prior to the Close of Business on the Scheduled Trading Day prior to the relevant Redemption Date. After that time, the right to convert on account of the Company’s delivery of a Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert its Notes until the Redemption Price has been paid or duly provided for.

(2)             If, prior to the Close of Business on the Business Day immediately preceding the Maturity Date, the Company elects to:

(A)          issue to all or substantially all holders of shares of the Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (taking into account any consideration received by the Company as described in Section 14.05(b)); or

(B)          distribute to all or substantially all holders of shares of the Common Stock the Company’s assets, securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price per share of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company must notify the Holders at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender all or any portion of their Notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and the Company’s announcement that such issuance or distribution will not take place. Holders of the Notes will not, however, have the right to convert pursuant to this subsection (b)(2) if they participate, at the same time and upon the same terms, as holders of shares of the Common Stock in any of the transactions described above without having to convert their Notes as if they held a number of shares of the Common Stock equal to the applicable Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Notes held by such holder on the Ex-Dividend Date for such issuance or distribution.

(3)             If (A) a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the Close of Business on the Business Day immediately preceding the Maturity Date, regardless of whether a Holder has the right to require the Company to purchase the Notes in accordance with the provisions of Article 15, or (B) the Company is a party to a consolidation, merger, binding share conversion, or transfer or lease of all or substantially all of its assets (other than a merger effected solely to change the Company’s jurisdiction of incorporation that does not otherwise constitute a Fundamental Change or a Make-Whole Fundamental Change), in each case, pursuant to which the shares of the Common Stock would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the effective date of the transaction or event until 35 Trading Days after such effective date or, if such transaction or event also constitutes a Fundamental Change, until the related Fundamental Change Purchase Date. The Company will notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the effective date of such transaction or event.

(c)              Notwithstanding any other provision of the Notes or this Indenture, no Holder of Notes will be entitled to receive shares of the Common Stock following conversion of such Notes to the extent that receipt of such shares of the Common Stock would cause such Holder to exceed the ownership limits contained in the Company’s charter, unless such Holder has been exempted from such limit in the Board of Directors’ sole discretion in accordance with the Company’s charter.

(d)              If any delivery of shares of the Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the limitations described in Section 14.01(c), the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in a violation of the ownership limit contained in the Company’s charter.

(e)              Neither the Trustee nor the Conversion Agent shall be responsible for monitoring compliance with Section 14.01(c) or (d) and, absent written direction from the Company to the contrary, may assume that any conversion complies with the limitations set forth therein.

Section 14.02.        Exchange in Lieu of Conversion. (a) When a Holder surrenders its Notes for conversion, the Company may, at its election, cause such Notes to be delivered, on or prior to the Business Day immediately following the relevant Conversion Date, to one or more financial institutions designated by the Company (each, a “Designated Institution”) for exchange in lieu of conversion (an “Exchange Election”). In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at the Company’s election, that would otherwise be due upon conversion as described in Section 14.03 and Section 14.04 below or such other amount agreed to by the Holder and the Designated Institution(s) (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the Close of Business on the Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering Notes for conversion that it has made such Exchange Election, and the Company shall notify the Designated Institution(s) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered, as the case may be. The Conversion Agent shall be entitled to conclusively rely upon the Company’s instruction in connection with effecting any Exchange Election and shall have no liability for such Exchange Election outside of its control.

(b)              Any Notes delivered to the Designated Institution(s) shall remain outstanding, subject to the applicable procedures of the Depositary. If the Designated Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such Designated Institution does not accept such Notes for exchange, the Company shall pay or deliver, as the case may be, the relevant Conversion Consideration in accordance with the provisions of Section 14.03 and Section 14.04 as if the Company had not made the Exchange Election.

(c)              For the avoidance of doubt, in no event will the Company’s designation of any Designated Institution(s) pursuant to this Section 14.03 require such Designated Institution(s) to accept any Notes for exchange (unless such Designated Institution has separately made an agreement with the Company). The Company may, but will not be obligated to, enter into a separate agreement with any Designated Institution that would compensate it for any such transaction.

Section 14.03.        Conversion Procedure.

(a)              Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note and the Company’s delivery of cash and the number of shares of the Common Stock into which a Note is convertible, together with any cash payment for any fractional shares of the Common Stock, will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the Conversion Date; provided, however, that if a Holder converts a Note after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note on such Regular Record Date (provided the Holder makes the interest payment upon conversion if so required by Section 14.03(h)).

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than canceled, extinguished or forfeited. Upon a conversion of Notes into cash, and, if applicable, shares of the Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

(b)              Notices. Upon receipt of a Notice of Conversion (as contemplated below), the Conversion Agent shall promptly notify the Company.

(c)               Settlement Location. Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures.

(d)              Notice. To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 14.03(h) and any taxes or duties if required pursuant to Section 14.03(i), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

To exercise the conversion privilege with respect to any Physical Notes, the Holder of such Physical Notes shall:

(1)             complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Notice of Conversion”) or a facsimile of the Notice of Conversion;

(2)             deliver the Notice of Conversion, which is irrevocable, and the Note to the Conversion Agent;

(3)             if required, furnish appropriate endorsements and transfer documents;

(4)             if required, make any payment required under Section 14.03(h); and

(5)             if required, pay all transfer or similar taxes as set forth in Section 14.03(i).

If, upon conversion of a Note, any shares of the Common Stock are to be issued to a person other than the Holder of such Note, the related Notice of Conversion shall include such other person’s name and address.

If the Company calls the Notes for redemption pursuant to Article 16, Holders may convert their Notes at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Redemption Date. After that time, Holders will no longer have the right to convert their Notes on account of the Company’s delivery of the relevant Redemption Notice, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of the Notes may convert its Notes until the Redemption Price has been paid or duly provided for.

If a Note is subject to a Fundamental Change Purchase Notice, such Note may not be converted unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 15.04 prior to the relevant Fundamental Change Expiration Time.

For any Note, the first Business Day on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note and on which conversion of such Note is not otherwise prohibited under this Indenture shall be the “Conversion Date” with respect to such Note.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date, and the Person in whose name the certificate for any shares of the Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the Close of Business on the last Trading Day of the relevant Observation Period. In no event will a Holder be entitled to receive any dividend or other distribution with respect to any shares of the Common Stock issued on conversion of such Holder’s Notes if the last Trading Day of the relevant Observation Period is after the Record Date for such dividend or distribution.

Subject to the provisions of Section 14.07(b) and Section 14.08(a), the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of its Conversion Obligation no later than the second Trading Day immediately following the last Trading Day of the relevant Observation Period.

If any shares of the Common Stock are due to exchanging Holders, the Company shall issue or cause to be issued, and the Company shall deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of shares of the Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(e)               Endorsement. Any Notes surrendered for conversion shall, unless shares of the Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(f)               Physical Notes. If any Notes in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(g)              Global Notes. Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(h)              Interest Due Upon Conversion. If a Holder converts a Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date (regardless of whether the exchanging Holder was the Holder of record on the corresponding Regular Record Date); provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all record Holders of Notes on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date, any Issuer Conversion Date or Fundamental Change Purchase Date described in the preceding sentence will receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date.

(i)             Taxes Due upon Conversion. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 14.04.        Settlement Upon Conversion.

(a)              Subject to this Section 14.04, Section 14.07 and Section 14.08, upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of the Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of the Common Stock in accordance with subsection (j) of this Section 14.04 (“Physical Settlement”) or a combination of cash and shares of the Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of the Common Stock in accordance with subsection (j) of this Section 14.04 (“Combination Settlement”), at its election, as set forth in this Section 14.04.

(1)             All conversions for which the relevant Conversion Date occurs at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, and all conversions for which the relevant Conversion Date occurs on or after the Company’s issuance of a Redemption Notice or an Issuer Conversion Notice with respect to the Notes and prior to the related Redemption Date or Issuer Conversion Date, as the case may be, shall be settled using the same Settlement Method.

(2)             Except for any conversions for which the relevant Conversion Date occurs on or after the Company’s issuance of a Redemption Notice or Issuer Conversion Notice and prior to the related Redemption Date or Issuer Conversion Date, as the case may be, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(3)             If, in respect of any Conversion Date (or one of the periods described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the Close of Business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs after the date of issuance of a Redemption Notice or an Issuer Conversion Notice with respect to the Notes and prior to the related Redemption Date or Issuer Conversion Date, as the case may be, in the Redemption Notice or Issuer Conversion Notice). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

(4)             The cash, shares of the Common Stock or combination of cash and shares of the Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)          if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of the Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B)          if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)          if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(5)             The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of the Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of the Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)              Subject to Section 14.04(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.04(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of the Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.04(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03. If more than one Note shall be surrendered for conversion at any one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)              A Note shall be deemed to have been converted immediately prior to the Close of Business on the Conversion Date. If the Company elects Physical Settlement with respect to any conversion of the Notes, the Company shall deliver the consideration due in respect of conversion on the second Business Day immediately following the relevant Conversion Date (provided that, with respect to any conversion following the Regular Record Date immediately preceding the Maturity Date where Physical Settlement is applicable, the Company shall settle any such conversion on the Maturity Date). If the Company elects (or is deemed to have elected) Cash Settlement or Combination Settlement with respect to any conversion of Notes, except as set forth in Section 14.07(b) and Section 14.08(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the last Trading Day of the Observation Period. If any shares of the Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of the Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d)              In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Physical Note so surrendered a new Physical Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Physical Notes issued upon such conversion being different from the name of the Holder of the old Physical Notes surrendered for such conversion.

(e)              If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of the Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)               Except as provided in Section 14.05, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g)              Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)              Upon conversion, other than upon exercise of the Issuer Conversion Option, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date, other than a conversion upon exercise of the Issuer Conversion Option, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of the Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the Close of Business on a Regular Record Date, Holders of such Notes as of the Close of Business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the open of business on the immediately following Interest Payment Date, however, must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date or Issuer Conversion Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date in cash regardless of whether their Notes have been converted following such Regular Record Date.

(i)               The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)               The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.05.        Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 14.05, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the shares of the Common Stock and as a result of holding the Notes, in any of the transactions described below without having to convert their Notes, as if they held a number of shares of the Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)              If the Company exclusively issues shares of the Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination, as applicable; and

OS1	=	the number of shares of the Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 14.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)              If the Company issues to all or substantially all holders of the shares of the Common Stock any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan prior to separation of the relevant rights) entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices per share of the Common Stock for the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices per share of the Common Stock over the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.05(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.05(b) and Section 14.01(b)(2)(A), in determining whether any rights, options or warrants entitle the holders of the shares of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices per share of the Common Stock for the 10 consecutive Trading Day-period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)              If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the shares of the Common Stock, excluding: (1) dividends or distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 14.05(a) or Section 14.05(b); (2) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.05(d); and (3) Spin-Offs as to which the provisions set forth below in this Section 14.05(c) shall apply; then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices per share of the Common Stock over the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

FMV	=	and the fair market value (as determined by the Board of Directors in good faith) of the shares of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets, or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Notes shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the shares of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution.

Any increase made under the portion of this Section 14.05(c) above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 14.05(c) where there has been a payment of a dividend or other distribution on the shares of the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of shares of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day-period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”);

MP0	=	and the average of the Last Reported Sale Prices per share of the Common Stock over the Valuation Period.

The increase in the Conversion Rate made under the preceding paragraph of this Section 14.05(c) will be determined as of the Close of Business on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex-Dividend Date of the Spin-Off; provided that in respect of any conversion of Notes, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references within this Section 14.05(c) to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including the Ex-Dividend Date for such Spin-Off to, and including, such Trading Day in determining the applicable Conversion Rate as of such Trading Day. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

For purposes of the second adjustment set forth in this Section 14.05(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price per share of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.01, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the shares of the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the shares of the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 14.11, for the purposes of this Section 14.05(c), rights, options or warrants distributed by the Company to all holders of shares of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of the Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of shares of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.05(c), (and no adjustment to the Conversion Rate under this Section 14.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.05(c). If any such right, option or warrant, distributed prior to the Issue Date is subject to events, upon the occurrence of which such right, option or warrant becomes exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original right, option or warrant shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.05(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of shares of the Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of shares of the Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 14.05(a), Section 14.05(b) and this Section 14.05(c), if any dividend or distribution to which this Section 14.05(c) applies includes one or both of:

(A)          a dividend or distribution of shares of the Common Stock to which Section 14.05(a) also applies (the “Clause A Distribution”); or

(B)          a dividend or distribution of rights, options or warrants to which Section 14.05(b) also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.05(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 14.05(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.05(b) with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of the Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 14.05(b), and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of the Common Stock included in the Clause A distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 14.05(a).

(d)              If any cash dividend or distribution is made to all or substantially all holders of the shares of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share that the Company distributes to holders of the shares of Common Stock.

Any increase made pursuant to this Section 14.05(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.

(e)               If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the shares of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR0	=	the Conversion Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day-period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the applicable Conversion Rate under the preceding paragraph of this Section 14.05(e) will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. For purposes of determining the applicable Conversion Rate in respect of any conversion of Notes, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Offer Expiration Date, references within this Section 14.05(e) to “10” or “10th” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Offer Expiration Date and such Trading Day in determining the Conversion Rate as of such Trading Day.

(f)               Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(g)              Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)            on account of stock repurchases that are not tender offers referred to in Section 14.05(e), including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors or otherwise;

(ii)            upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(iii)           upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;

(iv)          upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (iii) and outstanding as of the date the Notes were first issued;

(v)           for a change in the par value of the shares of the Common Stock;

(vi)          for accrued and unpaid interest on the Notes, if any; or

(vii)         for an event otherwise requiring an adjustment under this Indenture if such event is not consummated.

(h)              All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(i)               For purposes of this Section 14.05, the number of shares of the Common Stock at any time outstanding shall not include shares of the Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of the Common Stock held in the treasury of the Company or the Company, as the case may be, but shall include shares of the Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of the Common Stock.

(j)               Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.

Section 14.06.        Discretionary and Voluntary Adjustments.

(a)               Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Effective Date, Ex-Dividend Date, Record Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices are to be calculated.

(b)              Voluntary Adjustments. To the extent permitted by applicable law and subject to the listing standards of the NYSE (if the Company is then listed on the NYSE), the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. Subject to the listing standards of the NYSE (if the Company is then listed on the NYSE), the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of shares of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 14.07.        Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes, Notices of Redemption or Issuer Conversion Notices. (a) If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date, (ii) the Company gives a Redemption Notice or (iii) the Company gives an Issuer Conversion Notice with respect to any or all of the Notes as provided for in Article 16 and, in the case of clauses (i) and (ii), a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or during the related Redemption Period, as the case may be, the Company shall, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of the Common Stock (the “Additional Shares”), as described in this Section 14.07. A conversion of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the exclusion in section (i) of clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). A conversion of Notes will be deemed for these purposes to be “in connection with” a Redemption Notice or Issuer Conversion Notice, as the case may be, if the relevant Conversion Date occurs during the Redemption Period or prior to the Issuer Conversion Date, respectively.

(b)              Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, during a Redemption Period or prior to an Issuer Conversion Date, the Company shall fulfill its Conversion Obligation in accordance with Section 14.03; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Share Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Share Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the Business Day following the Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change no later than such Effective Date.

(c)              The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with a Make-Whole Fundamental Change, Redemption Notice or Issuer Conversion Notice shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date of the Redemption Notice (in each case, the “Effective Date”) and the price (the “Share Price”) paid (or deemed to be paid) per share of Common Stock in the Make-Whole Fundamental Change or determined with respect to the Redemption Notice, as the case may be. If the holders of the shares of Common Stock receive in exchange for their shares of Common Stock only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Share Price will be the cash amount paid per share of Common Stock. Otherwise, the Share Price will be the average of the Last Reported Sale Prices per share of Common Stock over the five Trading Day-period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the Redemption Notice, as the case may be. In the event a conversion in connection with a Redemption Notice would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted shall be entitled to a single increase to the Conversion Rate with respect to the first to occur of (i) the applicable date of the Redemption Notice, (ii) the applicable date of the Issuer Conversion Notice or (iii) the Effective Date of the applicable Make-Whole Fundamental Change, and the later event will be deemed not to have occurred for purposes of such converted Notes.

(d)              The Share Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 14.05.

(e)           The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.07 for each Share Price and Effective Date set forth below:

	Share Price
Effective Date	$5.07	$6.00	$6.34	$7.00	$8.00	$8.24	$9.00	$10.00	$11.00	$12.00	$13.00
May 14, 2021	39.4477	38.7091	37.9504	34.3519	27.6091	26.9178	24.3202	20.6091	17.7545	15.6257	14.1321
June 1, 2022	39.4477	32.5191	30.0763	27.2244	21.8806	21.3328	19.2741	16.3330	14.0707	12.3836	11.1999
June 1, 2023	39.4477	26.6083	22.5572	20.4183	16.4105	15.9996	14.4556	12.2498	10.5530	9.2877	8.4000
June 1, 2024	39.4477	20.6974	15.0381	13.6122	10.9403	10.6664	9.6371	8.1665	7.0354	6.1918	5.6000
June 1, 2025	39.4477	14.7866	7.5191	6.8061	5.4702	5.3332	4.8185	4.0833	3.5177	3.0959	2.8000
June 1, 2026	39.4477	8.8757	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:

(i)             If the Share Price is between two Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii)            If the Share Price is greater than $13.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to Section 14.07(d) hereof), the Conversion Rate shall not be increased.

(iii)           If the Share Price is less than $5.07 per share (subject to adjustments in the same manner as the Share Prices set forth in the column headings of the table above pursuant to Section 14.07(d) hereof), the Conversion Rate shall not be increased.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change to exceed 197.2386 shares of the Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 14.05 hereof.

Section 14.08.        Effect of Recapitalizations, Reclassifications and Changes of the Shares of the Common Stock.

(a)           In the case of:

(i)            any recapitalization, reclassification or change of the shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 14.05(a));

(ii)           any consolidation, merger or combination involving the Company;

(iii)          any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv)          any statutory share exchange involving the Company;

in each case, as a result of which the shares of Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property”) then the Company or the successor or purchasing entity, as the case may be, will execute with the Trustee a supplemental indenture providing that, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes based on a number of shares of Common Stock equal to the applicable Conversion Rate will, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Notes based on a number of Units of Reference Property equal to the applicable Conversion Rate and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of Notes. However, at and after the effective time of such Merger Event:

(A)          the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of its Conversion Obligation in accordance with Section 14.04; and

(B)          (i) any amount payable in cash upon conversion of the Notes in accordance with Section 14.04 shall continue to be payable in cash, (ii) any shares of the Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.04 shall instead be deliverable in the type and amount of Reference Property that a holder of that number of shares of the Common Stock would have received in such Merger Event and (iii) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of the Common Stock would have received in such Merger Event; provided, however, that if the holders of shares of the Common Stock receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal aggregate amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.07), multiplied by the Share Price in such Merger Event and (y) settlement will occur on the second Business Day immediately following the Conversion Date.

If the Merger Event causes the shares of the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the amount and type of Reference Property that a holder of shares of the Common Stock would have been entitled to receive in such Merger Event (and for which the Notes will be convertible) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of shares of the Common Stock. The Company shall notify, in writing, the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.08. Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 14 in the judgment of the Board of Directors or the board of directors of the successor person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of shares of the Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other person.

(b)              The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Note Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 14.08 shall similarly apply to successive Merger Events.

(c)              If the Notes become convertible into Reference Property, the Company shall notify the Trustee and issue a press release containing the relevant information, disclose the relevant information in a Current Report on Form 8-K or post such information on the Company’s website.

Section 14.09.        Certain Covenants. (a) The Company covenants that all shares of the Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).

(b)              The Company covenants that, if any shares of the Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of the Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)              The Company further covenants that it shall list or cause to have quoted any shares of the Common Stock to be issued upon conversion of the Notes on each national securities exchange or over-the-counter or other domestic market on which the shares of the Common Stock are then listed or quoted.

(d)              To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of the Common Stock, the Company will reserve out of its authorized but unissued shares of the Common Stock a sufficient number of shares of the Common Stock to permit the conversion of the Notes.

(e)              The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of the Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

Section 14.10.        Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same or to make any determinations with respect to the ownership limit in the Company’s charter. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of the Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of the Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 14. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 14.11.        Poison Pill. Whenever a Holder converts a Note, to the extent that the Company has a rights plan in effect, the Holder converting such Note will receive, in addition to any shares of the Common Stock otherwise received in connection with such conversion, the rights under the rights plan unless the rights have separated from the shares of the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the shares of the Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 14.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12.        Ownership Limit. Notwithstanding any other provision of the Notes, no Holders of Notes shall be entitled to convert such Notes for shares of the Common Stock to the extent that receipt of such shares would cause such Holder (or any other Person) to exceed the ownership limit contained in Section 2.9 of the Articles of Amendment and Restatement of the Charter dated as of November 8, 2013, filed with the State Department of Assessments and Taxation of Maryland, as amended to the date hereof and as may be further amended, supplemented or restated from time to time. The Trustee shall have no obligation for monitoring ownership limits upon the transfer or exchange of Notes.

Section 14.13.        Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Make-Whole Fundamental Change; (ii) the Company’s giving of a Redemption Notice pursuant to Article 16; and (iii) any conversion of Notes. In addition, the Company shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of the Common Stock a Holder would have held on a given day had it converted its Notes.

Section 14.14.        Limitation on Adjustments. Except as stated in Section 14.05, the Company will not adjust the Conversion Rate for the issuance of shares of shares of the Common Stock or any securities convertible into or exchangeable for shares of shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 14.04(a) through (e) would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split, share combination or readjustment).

Section 14.15.        Notice to Holders. The Notice to Holders Prior to Certain Actions. (a) The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to the Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i)             Issuances, Distributions, and Dividends and Distributions. If the Company: (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 14.05(b); (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 14.05(c) hereof (including any separation of rights from the shares of the Common Stock described in Section 14.11); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 14.05(d), then the Company shall deliver to the Holders, as promptly as possible, but in any event at least 15 calendar days prior to the applicable Ex-Dividend Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and Record Date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or Record Date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(ii)           Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 14.06(b), the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increased will become effective and the amount by which the Conversion Rate will be increased.

(iii)           Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders as promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of shares of the Common Stock of record shall be entitled to convert their shares of the Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and Record Date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or Record Date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled to receive in such event, changes.

(b)              Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Section 14.05, 14.06 or 14.07 hereof, the Company will (i) file with the Trustee an Officers’ Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holders stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

Section 14.16.        Issuer Conversion.

(a)              Issuer Conversion Date. On or after May 18, 2021, the Company may, at its option, elect to convert the principal amount of the Notes in whole or in part (the “Issuer Conversion Option”) into cash, shares of the Common Stock or a combination thereof, determined in accordance with Section 14.16(a), if the Last Reported Sale Price per share of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day-period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides Issuer Conversion Notice in accordance with Section 14.04(a). The Conversion Rate is subject to adjustment in connection with the exercise of the Issuer Conversion Option, pursuant to Section 14.16(b), however the determination of whether the Issuer Conversion Option is currently exercisable shall be made without giving effect to such adjustment.

(b)              Issuer Conversion Notice; Selection of Notes. (i) In case the Company elects to exercise its Issuer Conversion Option to convert all or, as the case may be, any part of the Notes pursuant to Section 14.16(a), it shall fix a date for conversion (each, an “Issuer Conversion Date”) and it or, at its written request received by the Trustee not less than 20 Scheduled Trading Days prior to the Issuer Conversion Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall give or cause to be given a notice of such Issuer Conversion (a “Issuer Conversion Notice”) not less than 10 nor more than 15 Scheduled Trading Days prior to the Issuer Conversion Date mailed by first class mail, postage prepaid or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices, to each Holder of Notes so to be converted as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Issuer Conversion Date to the Trustee. The Issuer Conversion Date must be a Business Day and may not fall on or after the date that is 180 calendar days immediately prior to the Maturity Date. At the Company’s request, an Issuer Conversion Notice shall be given by the Trustee, in the name and at the expense of the Company, with the notice information required under Section 14.16(b)(iii) delivered to the Trustee at least two Business Days before such notice is to be given to the Holders (unless a shorter period shall be acceptable to the Trustee). The election of the Company to convert any Notes pursuant to Section 14.16 shall be evidenced by a Board Resolution. The Company shall not less than 20 days prior to the Issuer Conversion Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Issuer Conversion Date and of the principal amount of Notes to be converted. The Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with the conditions to such conversion no later than the date the Issuer Conversion Notice is given pursuant to this Section 14.16(b).

(ii)            The Issuer Conversion Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Issuer Conversion Notice or any defect in the Issuer Conversion Notice to the Holder of any Note designated for conversion as a whole or in part shall not affect the validity of the proceedings for the conversion of any other Note.

(iii)           Each Issuer Conversion Notice shall specify:

(A)          the Issuer Conversion Date;

(B)          the CUSIP or similar number or numbers of the Notes being converted, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

(C)          that on and after the Issuer Conversion Date interest on the Notes to be converted will cease to accrue and the Notes will cease to be outstanding;

(D)          the name and address of each Paying Agent and Conversion Agent and the place or places where such Notes are to be surrendered;

(E)           that the Notes subject to the Issuer Conversion Option may still be voluntarily converted pursuant to Section 14.07 on or prior to the Close of Business on the Business Day immediately preceding the Issuer Conversion Date; and

(F)           the Conversion Rate then in effect, the Settlement Method and the Specified Dollar Amount.

(c)           Notwithstanding the foregoing, the Company may only exercise its Issuer Conversion Option pursuant to Section 14.16(a) if, as evidenced by an Officers’ Certificate, all of the conditions listed below (the “Equity Conditions”) are satisfied on each day during the period (x) commencing on the Issuer Conversion Notice Date and (y) ending on the Issuer Conversion Date (the “Equity Conditions Measuring Period”). The Equity Conditions are as follows:

(i)             any shares of the Common Stock issuable upon conversion of the Notes and held by a non-Affiliate of the Company shall be eligible for sale under applicable federal or state securities laws, either (x) without the need for registration under any applicable federal or state securities laws or (y) by way of a re-sale registration statement filed by the Company and declared effective on or before the date on which the Company provides an Issuer Conversion Notice to the Holders;

(ii)           during the Equity Conditions Measuring Period, the Common Stock is listed or traded on the NYSE, the NYSE American, or Nasdaq (or any of their respective successors) (each, an “Eligible Market”) and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two Trading Days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market;

(iii)          any applicable shares of the Common Stock to be issued upon Issuer Conversion may be issued in full without violating the rules or regulations of the NYSE or any other applicable Eligible Market on which the Common Stock delivered upon conversion is then listed or trading; and

(iv)          prior to the date of the applicable Issuer Conversion Notice Date , to the extent any Notes have been delivered to the Company for conversion in accordance with the terms of the Notes, the Company shall have delivered and paid the number of shares of the Common Stock and the amount of cash due upon conversion of such Notes to the Holders in accordance with Section 14.04, and no other Default or Event of Default under the Indenture shall have occurred and be continuing.

(d)           Each Holder of a Note, by the Holder’s acceptance thereof, agrees to take the following actions prior to the Issuer Conversion Date if deemed necessary by the Company or, in the case of Notes represented by global notes, if required by DTC or any successor Depositary: (i) surrendering the converted Note to the Conversion Agent, (ii) furnishing appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iii) if the Note is held in book-entry form, completing and delivering to the Depositary appropriate instructions pursuant to the Depositary’s book-entry conversion programs, (iv) paying the funds, if any, required by Section 6.03 and, if required, all taxes or duties, if any, and (v) any other action necessary to effectuate the Issuer Conversion Option as may be reasonably requested by the Company. In the event that a Holder does not take any of the actions set forth in the immediately preceding sentence prior to the Issuer Conversion Date, each Holder of a Note, by the Holder’s acceptance thereof, authorizes and directs the Company to take any action on the Holder’s behalf to effect the Issuer Conversion Option and appoints the Company such Holder’s attorney-in-fact for any and all such purposes. Such appointment as attorney-in-fact is coupled with an interest and is irrevocable so long as any Note is outstanding. In order to resell shares received upon conversion of the Notes under any re-sale registration statement filed in connection with any exercise of the Issuer Conversion Option, Holders may be required to provide certain documentation as a selling stockholder. In the event a Holder does not provide such required information, the Holder will not be eligible to resell its shares received upon conversion of the Notes pursuant to such re-sale registration statement.

(e)              Upon conversion pursuant to an Issuer Conversion Option, interest on the Notes or portion of Notes so converted shall cease to accrue and such Notes shall cease to be outstanding and cease to be entitled to any benefit under the Indenture, and the Holders thereof shall have no right in respect of such Notes except the cash, shares of the Common Stock or combination thereof, as applicable, to which they are entitled pursuant to Section 14.04(a) and this Section 14.16.

(f)               The Trustee and the Conversion Agent have no duty to verify whether the Equity Conditions have been satisfied and may conclusively rely on the Officers’ Certificate delivered in connection therewith.

Section 14.17.        Restrictions on Issuer Conversion. The Company may not convert any Notes pursuant to its Issuer Conversion Option on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Issuer Conversion Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Conversion Price with respect to such Notes).

Article 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01.        [Reserved.]

Section 15.02.        Purchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion thereof such that the remaining principal amount of each Note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Note on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Note on the Interest Payment Date to the Holder of record of such Note as of such Regular Record Date.

Purchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)             if the Notes to be purchased are Physical Notes, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A and of the Notes, duly endorsed for transfer, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extensions to comply with applicable law (the “Fundamental Change Expiration Time”); and

(ii)            if the Notes to be purchased are Global Notes, delivery of the Notes, by book-entry transfer, in compliance with the Applicable Procedures and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Note for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i)             if certificated, the certificate numbers of such Notes;

(ii)            the portion of the principal amount of such Notes, which must be such that the principal amount that is not to be purchased of each Note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii)           that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.04.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b)              On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee, the Conversion Agent and the Paying Agent (in the case of any Conversion Agent or Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a press release containing this information or publish this information on the Company’s website or through such other public medium as the Company may use at that time.

Each Fundamental Change Company Notice shall specify:

(i)             the events causing the Fundamental Change;

(ii)            the date of the Fundamental Change;

(iii)           the last date on which a Holder of Notes may exercise the purchase right pursuant to this Article 15;

(iv)           the Fundamental Change Purchase Price;

(v)            the Fundamental Change Purchase Date;

(vi)           the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)          the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)         that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture;

(ix)            that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time; and

(x)             the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 15.02.

Notwithstanding anything herein to the contrary, the Company shall not be required to deliver a Fundamental Change Company Notice or to purchase any Notes upon the occurrence of a Fundamental Change if the Company has delivered a Redemption Notice for all of the Notes in accordance with Section 16.02, unless and until there is a default in the payment of the Redemption Price.

(c)              Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 15.02 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes) and shall deem to be canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03.        Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 15.02, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 15.04) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note (and any previously accrued and unpaid interest on such Note). Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 15.02 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 15.02, subject in each case to extensions to comply with applicable law.

Section 15.04.        Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:

(a)               the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b)              if Physical Notes have been issued, the certificate numbers of the withdrawn Notes; and

(c)              the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 15.04.

Section 15.05.        Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Notes that have been properly surrendered for purchase and not validly withdrawn and for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or whether or not such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest thereon upon delivery or book-entry transfer of such Notes).

Section 15.06.        Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 15.07.        Covenant to Comply with Applicable Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 15.02, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer and other applicable rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all U.S. federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 15.02 to be exercised in the time and in the manner specified in Section 15.02. To the extent that the provisions of any securities laws or regulations enacted or adopted after the date on which the Notes are first issued conflict with the provisions of this Indenture relating to the obligations of the Company to purchase the Notes upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict. In such event, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the purchase of the Notes complies with applicable securities laws and regulations.

Section 15.08.        Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 15.05 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

Article 16
OPTIONAL REDEMPTION

Section 16.01.        Optional Redemption. On or after May 18, 2021, the Company may redeem (an “Optional Redemption”) for cash all or a portion of the Notes, at the Redemption Price, if the Last Reported Sale Price per share of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day-period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 16.02.

Section 16.02.        Notice of Optional Redemption; Selection of Notes. (a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 35 Scheduled Trading Days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall give or cause to be given a notice of such Optional Redemption (a “Redemption Notice”) not less than 10 nor more than 30 Scheduled Trading Days prior to the Redemption Date mailed by first class mail, postage prepaid or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices, to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day and may not fall on or after the date that is 180 calendar days immediately prior to the Maturity Date. At the Company’s request, a Redemption Notice shall be given by the Trustee, in the name and at the expense of the Company, with the notice information required under Section 16.02(c) delivered to the Trustee at least two Business Days before such notice is to be given to the Holders (unless a shorter period shall be acceptable to the Trustee). The election of the Company to redeem any Notes pursuant to Section 16.01 shall be evidenced by a Board Resolution. The Company shall not less than 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed. The Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with the conditions to such redemption no later than the date the Redemption Notice is given pursuant to this Section 16.02.

(b)           The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)           Each Redemption Notice shall specify:

(i)             the Redemption Date;

(ii)            the Redemption Price;

(iii)           that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)           the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)            that Holders may surrender their Notes for conversion at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price (in which case a Holder may convert such Notes until the Redemption Price has been duly paid or duly provided for);

(vi)           the procedures an exchanging Holder must follow to convert its Notes;

(vii)          the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.07;

(viii)         whether the Company will pay or deliver cash, shares of the Common Stock or a combination of cash and shares of the Common Stock in respect of all or any portion of its Conversion Obligation and the related Specified Dollar Amount;

(ix)            the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(x)             in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d)              If the Company redeems fewer than all of the outstanding Notes, the Notes to be redeemed shall be selected by the Trustee (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) by lot or pro rata basis, and in accordance with Applicable Procedures. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 16.03.        Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)              Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i)             the Redemption Date for such Notes; and

(ii)            the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 16.03.

(c)              Upon surrender of a Note that is to be redeemed in part only pursuant to Section 16.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered, without payment of any service charge.

Section 16.04.        Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 16.05.        No Sinking Fund. The Notes will not have the benefit of a sinking fund.

Article 17

MISCELLANEOUS PROVISIONS

Section 17.01.        Provisions Binding on the Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its respective successors and assigns whether so expressed or not.

Section 17.02.        Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03.         Addresses for Notices, Demands, etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes if given or served by facsimile, electronic transmission or by being deposited postage prepaid by registered or certified mail in a post office letter box or by overnight courier addressed (until another address is filed by the Company with the Trustee), to 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or by overnight courier addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Holder shall be mailed to it by first class mail, postage prepaid, overnight courier or, in the case of a securities depositary, by electronic transmission, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. Any communication sent to the Trustee by way of a digital signature must be by a digital signature provider specified in writing to the Trustee by an Officer of the Company. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 17.04.        Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture or the Notes brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05.        Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with; provided, however, that such Opinion of Counsel shall not be required in connection with the initial issuance of the Notes hereunder.

Each Officers’ Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.08) shall include: (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture and has read such condition or covenant herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture and whether or not such condition or covenant has been complied with; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and such condition or covenant has been complied with.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.06.        Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Purchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the following Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07.        No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08.        Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09.        Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10.        Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.05 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor entity or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor entity or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 17.10, the Trustee may promptly appoint a successor authenticating agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable. The Company agrees to indemnify the authenticating agent as provided in Section 7.06.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

, as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 17.11.        Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto executed or transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. This Indenture, the Notes and any other document delivered in connection or pursuant to this Indenture or the issuance and delivery of the Notes may be signed by or on behalf of the signing party by manual, facsimile, PDF or electronic signature. Any electronic signature shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

Section 17.12.        Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13.        Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS BY ACCEPTANCE OF THE NOTES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14.        Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15.        Calculations. Except as otherwise expressly provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices per share of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder. Neither the Trustee nor the Conversion Agent shall be responsible for making any calculations under the Notes or under this Indenture, and neither shall have any duty to monitor the price of the shares of the Common Stock or otherwise be charged with knowledge of when the Notes are convertible.

Section 17.16.        USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.17.        Foreign Account Tax Compliance Act (FATCA). In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Company agrees (i) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

BRAEMAR HOTELS & RESORTS INC.,

By:	/s/Deric Eubanks
Name: Deric Eubanks
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Christopher J. Grell
Name: Christopher J. Grell
Title: Vice President

EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)           REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)           AGREES FOR THE BENEFIT OF BRAEMAR HOTELS & RESORTS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

BRAEMAR HOTELS & RESORTS INC.

4.50% Convertible Senior Notes due 2026

No. 1	Initially $86,250,000
CUSIP No. 10482B AA9

Braemar Hotels & Resorts Inc., a limited partnership duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor entity or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Increases and Decreases of Notes” attached hereto of $86,250,000, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $86,250,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on June 1, 2026, and interest thereon as set forth below.

This Note shall bear interest at the rate of 4.50% per year from May 18, 2021, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 1, 2026. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2021, to Holders of record at the Close of Business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06 or Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06 or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay or shall cause the Paying Agent to pay the principal of and interest on this Note, if and so long as such Note is a Global Note, by wire transfer in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.

As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Corporate Trust Office of the Trustee as its Paying Agent and Note Registrar in respect of the Notes as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note for cash and, if applicable, shares of the Common Stock, if any, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note or the Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

BRAEMAR HOTELS & RESORTS INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

BRAEMAR HOTELS & RESORTS INC.
4.50% Convertible Senior Notes due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.50% Convertible Senior Notes due 2026 (the “Notes”), initially limited to the aggregate principal amount of $86,250,000 all issued or to be issued under and pursuant to an Indenture dated as of May 18, 2021 (the “Indenture”), among the Company and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, for cash and, if applicable, shares of the Common Stock, if any, together with cash in lieu thereof in respect of any fractional shares, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF INCREASES AND DECREASES OF NOTES

BRAEMAR HOTELS & RESORTS INC.
4.50% Convertible Senior Notes due 2026

The initial principal amount of this Global Note is EIGHTY-SIX MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($86,250,000). The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

Attachment 1

[FORM OF NOTICE OF CONVERSION]

To:	BRAEMAR HOTELS & RESORTS INC. U.S. BANK NATIONAL ASSOCIATION, as Conversion Agent

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, for cash and, if applicable, shares of the Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of the Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of the Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 14.03(i) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of the Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $      ,000

Social Security or Other Taxpayer

Identification Number

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:	BRAEMAR HOTELS & RESORTS INC. U.S. BANK NATIONAL ASSOCIATION, as Trustee and Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Braemar Hotels & Resorts Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):

$        ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received _____________________________ hereby sell(s), assign(s) and transfer(s) unto ____________________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ___________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐           To Braemar Hotels & Resorts Inc. or any subsidiary thereof; or

☐           Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐           Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.